Exhibit 99.11

                Computational Materials and/or ABS Term Sheets

--------- ----------------
 Count     SumOfcurrbal
--------- ----------------
     234      $47,547,177
--------- ----------------




--------- ---------------- ------------ -----------------------------
 Count     SumOfcurrbal        ZIP                  CITY               % of Aggregate
--------- ---------------- ------------ -----------------------------
      50       $9,656,394               LAS VEGAS                               1.76%
--------- ---------------- ------------ -----------------------------
      37       $9,554,137               LOS ANGELES                             1.74%
--------- ---------------- ------------ -----------------------------
      21       $4,980,589               SACRAMENTO                              0.91%
--------- ---------------- ------------ -----------------------------
      27       $3,849,521               MIAMI                                   0.70%
--------- ---------------- ------------ -----------------------------
      19       $3,424,473               BAKERSFIELD                             0.62%
--------- ---------------- ------------ -----------------------------
      22       $3,393,700               CHICAGO                                 0.62%
--------- ---------------- ------------ -----------------------------
      11       $3,228,789               SAN DIEGO                               0.59%
--------- ---------------- ------------ -----------------------------
      25       $3,218,763               PHOENIX                                 0.59%
--------- ---------------- ------------ -----------------------------
       9       $3,148,211               SAN JOSE                                0.57%
--------- ---------------- ------------ -----------------------------
      13       $3,092,600               STOCKTON                                0.56%
--------- ---------------- ------------ -----------------------------
